Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2002

eSAFETYWORLD, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-29511	11-3496415
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

80 Orville Drive Bohemia, New York	11716
(Address of principal executive offices	(Postal Code)

Registrant's telephone number, including area code: (631) 244-1454

ITEM 5 – OTHER EVENTS

                 The Company’s board of directors has determined to discontinue operations effective December 31, 2002.  However, the Company will attempt to arrange to complete certain consulting projects that are currently in process.

The Company will also withdraw the Registration Statement on Form SB-2 filed as part of its proposed effort to spinoff the shares of its wholly-owned subsidiary, Blue Marble World, Inc., to its shareholders. The operations of Blue Marble World, Inc. will also be discontinued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

eSAFETYWORLD, INC.

/s/ Edward A. Heil -------------------------------- Name: Edward A. Heil Title: Chief Executive Officer

Date: December  24, 2002